CHC GROUP LTD.
INDEMNIFICATION AGREEMENT
THIS AGREEMENT is entered into, effective as of __________, 20 _____ by and between CHC GROUP LTD. an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), and ______ (“Indemnitee”).
WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;
WHEREAS, Indemnitee is a director and/or officer of the Company;
WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations;
WHEREAS, the Amended and Restated Memorandum and Articles of Association of the Company (the “Articles”) permit the Company to indemnify and advance expenses to its directors and officers, and the Indemnitee [will be][has been] serving [and continues to serve] as a director and/or officer of the Company in part in reliance on the Articles;
WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided in the Articles, and any resolutions adopted pursuant thereto, and this Agreement shall not be deemed a substitute therefor, nor shall this Agreement be deemed to limit, diminish or abrogate any rights of Indemnitee thereunder.
WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s [continued and] effective service to the Company or any subsidiary of the Company (each, a “Subsidiary”) and, specific contractual assurance that the protection promised by the Articles will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Articles or any change in the composition of the Company’s Board of Directors or acquisition transaction relating to the Company or any Subsidiary), and in order to induce Indemnitee to provide effective services to the Company or any Subsidiary as a director and/or officer, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee as set forth in this Agreement, and, to the extent insurance is maintained which includes Indemnitee as a covered party, to provide for the continued coverage of Indemnitee under the Company’s or such Subsidiary’s, as applicable, directors’ and officers’ liability insurance policies; and
WHEREAS, to the extent Indemnitee is serving as a director on the Board of Directors of the Company or a Subsidiary at the request or direction of a private equity fund or other entity and/or certain of its affiliates (collectively, the “Fund Indemnitors”), Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by or with respect to the Fund Indemnitors, which Indemnitee, the Company and the Fund Indemnitors intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement of and agreement to the foregoing being a material condition to

Indemnitee’s willingness to serve as a director of the Company or a Subsidiary.
NOW, THEREFORE, in consideration of the above premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:
1.Certain Definitions.
(a)“Board” shall mean the Board of Directors of the Company.
(b)“Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.
(c)“Expenses” shall mean any expense, liability, or loss, including attorneys’ fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, judgments, fines, ERISA excise taxes and penalties under United States law, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other costs and obligations, paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee's counsel as being reasonable shall be presumed conclusively to be reasonable.

(d)“Indemnifiable Event” shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director, officer or employee or agent of the Company or a Subsidiary, or while a director, officer, employee or agent is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of a Subsidiary or of any other foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other entity or enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company, as described above.
(e)“Independent Counsel” shall mean counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or the Indemnitee (other than in connection with indemnification matters) within the last five years. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.
(f)“Proceeding” shall mean any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative or other (including an action by or in the right of the Company or a Subsidiary), or any inquiry, hearing, or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.
(g)“Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.
2.Agreement to Indemnify.
(a)General Agreement. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, (including, without limitation, any Proceeding brought by or in the right of the Company or a Subsidiary, Proceedings brought by third parties, and Proceedings in which the Indemnitee is solely a witness) the Company shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted. Subject to applicable law, the only limitation that shall exist upon the Company’s obligations pursuant to this Section 2 shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined by a court of competent jurisdiction in a final judgment, not subject to appeal, to be unlawful.

(b)Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Proceeding or part thereof initiated by Indemnitee against the Company or any director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding or part thereof; (ii) the Proceeding or part thereof is one to enforce indemnification rights under Section 4; or (iii) the Proceeding or part thereof is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) and Independent Counsel has approved its initiation.
(c)Expense Advances. If so requested by Indemnitee, the Company shall advance (within twenty calendar days of such request) any and all Expenses incurred by Indemnitee (an “Expense Advance”). The Indemnitee shall qualify for such Expense Advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that the Indemnitee undertakes to repay such Expense Advances if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. Until it is so finally determined by the court that Indemnitee is not entitled indemnification, Indemnitee shall not be required to repay such Expense Advances to the Company and Indemnitee shall continue to receive Expense Advances pursuant to this Section 2(c). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. To the extent permissible under third party policies, the Company agrees that invoices for Expense Advances shall be billed in the name of and be payable directly by the Company.
(d)Mandatory Indemnification; Indemnification as a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith in accordance with Section 2 to the fullest extent allowable by applicable law. To the extent that Indemnitee’s involvement in a Proceeding relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith to the fullest extent allowable by law.
(e)Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Attorneys’ fees and expenses shall not be prorated but shall be deemed to apply to the portion of indemnification to which Indemnitee is entitled.
(f)Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by the Company on account of any Proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, or similar provisions of any federal, state, or local laws.

3.Indemnification Process and Appeal.
(a)Indemnification Payment. Indemnitee shall be entitled to indemnification of Expenses, and shall receive payment thereof, from the Company in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Company for indemnification, unless indemnification of such Expenses is prohibited under Section 2(f) of this Agreement.
(b)Suit to Enforce Rights. If Indemnitee has not received full advancement within twenty (20) days or full indemnification within forty-five (45) days after making a demand in accordance with Section 3(a), Indemnitee shall have the right to enforce its indemnification rights under this Agreement by commencing litigation in any court of competent jurisdiction seeking an initial determination by the court or challenging any determination by the Company or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. The remedy provided for in this Section 3 shall be in addition to any other remedies available to Indemnitee at law or in equity. The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 3(b) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate that the Company is bound by all the provisions of this Agreement.
(c)Defense to Indemnification, Burden of Proof, and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on the Company to establish by clear and convincing evidence that Indemnitee is not so entitled to indemnification. It is the parties’ intention that if Indemnitee commences legal proceedings to secure a judicial determination that Indemnitee should be indemnified under this Agreement or applicable law, the question of Indemnitee’s right to indemnification shall be for the court to decide, as a de novo trial on the merits.
(d)To the maximum extent permitted by applicable law in making a determination with respect to entitlement to indemnification (or advancement of expenses) hereunder, the Company shall presume that Indemnitee is entitled to indemnification (or advancement of expenses) under this Agreement if Indemnitee has submitted a request for advancement under Section 2(c) of this Agreement for indemnification in accordance with Section 3(a) of this Agreement, and the Company shall have the burden of proof to overcome that assumption by clear and convincing evidence in connection with the making of any determination contrary to that presumption.
(e)The Company acknowledges that a settlement or other disposition of a Proceeding short of final judgment may constitute success by Indemnitee if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding without payment of money or other consideration) it shall be presumed (unless there is clear and convincing evidence to the contrary) that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.
4.Indemnification for Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee for:
(a)indemnification or reimbursement or advance payment of Expenses by the Company under this Agreement or any other agreement or under applicable law or the Articles now or hereafter in effect relating to indemnification for Indemnifiable Events; and/or
(b)recovery under directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be.
In addition, the Company shall, if so requested by Indemnitee, advance the foregoing Expenses to Indemnitee, subject to and in accordance with Section 2(c). Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.

5.Notification and Defense of Proceeding.
(a)Notice. As soon as practicable after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee, except as provided in Section 5(c). If at the time of the receipt of such notice, the Company has directors’ and officers’ liability insurance in effect under which coverage for Proceedings related to Indemnifiable Events is potentially available, the Company shall give prompt written notice to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Proceeding, in each case substantially concurrently with the delivery or receipt thereof by the Company.
(b)Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation, transition costs associated with the Company’s assumption of the defense, or as otherwise provided below. Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding, (iii) after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the employment of counsel by Indemnitee that has been approved by Independent Counsel, or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases all Expenses of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in (ii), (iii) and (iv) above.
(c)Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld; provided, however, that if a Change in Control has occurred (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or losses or limitation on Indemnitee without Indemnitee’s prior written consent. The Company shall promptly notify Indemnitee once the Company has received an offer or intends to make an offer to settle any such Proceeding and the Company shall provide Indemnitee as much time as reasonably practicable to consider such offer; provided, however Indemnitee shall have no less than five (5) business days to consider the offer.
6.Non-Exclusivity. Except with regard to the Company’s primary obligations, as set forth in Section 10 hereof, the rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Articles, applicable law, or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that this Agreement shall supersede any prior indemnification agreement between the Company and the Indemnitee. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Articles, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change without any further action by the parties hereto. The Company will not adopt any amendment to the Articles the effect of which would be to deny, diminish or encumber Indemnitee's right to indemnification under this Agreement or any Other Indemnity Provision.
7.Liability Insurance. The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an agent of the Company, the Company shall use reasonable efforts to obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts that is at least substantially comparable in scope and amount to that provided by the

Company’s current D&O Insurance from established and reputable insurers and Indemnitee shall be a covered party under such insurance to the maximum extent of the coverage available for any director or officer of the Company.
8.Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.
9.Subrogation. Except with regard to the Company’s primary obligations, as set forth in Section 10 hereof, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
10.No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, provision of the Articles, or otherwise) of the amounts otherwise indemnifiable hereunder; provided, however, that (a) the Company hereby agrees that its obligations to Indemnitee under this Agreement or any other agreement or undertaking to provide advancement, indemnification or both to Indemnitee are primary, and any obligation of the Fund Indemnitors to provide advancement or indemnification for the any Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) incurred by Indemnitee are secondary, and (b) if the Fund Indemnitors pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement with Indemnitee (whether pursuant to the Articles or another contract), then (i) the Fund Indemnitors shall be fully subrogated to all rights of Indemnitee with respect to such payment and (ii) the Company shall fully indemnify, reimburse and hold harmless the Fund Indemnitors for all such payments actually made by the Fund Indemnitors. In addition, the Company hereby unconditionally and irrevocably waives, relinquishes, releases, and covenants and agrees not to exercise, any rights that the Company may now have or hereafter acquires against the Fund Indemnitors or Indemnitee that arise from or relate to contribution, subrogation or any other recovery of any kind under this Agreement or any other indemnification agreement (whether pursuant to the Articles or another contract). The Company and Indemnitee hereby agree that this Section 10 shall be deemed exclusive and shall be deemed to modify, amend and clarify any right to indemnification or advancement provided to Indemnitee under any other contract, agreement or document with the Company.

11.Binding Effect. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he may have ceased to serve in such capacity at the time of any Proceeding.
12.Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.
13.Third-Party Beneficiary. The Fund Indemnitors and Independent Counsel are express third-party beneficiaries of this Agreement, and may specifically enforce the Company’s obligations hereunder (including, but not limited to, the obligations specified in Section 10 hereof) as though a party hereunder.
14.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Delaware, in the United States, without giving effect to its principles of conflicts of laws.
15.Consent to Jurisdiction. The Company and Indemnitee hereby irrevocably (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Court”), and (ii) consent to submit to the exclusive jurisdiction of the Court for purposes of any action or proceeding arising out of or in connection with this Agreement.
16.Notices. All notices, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt or mailed, postage prepaid, certified or registered mail, return receipt requested and addressed to the Company at:
CHC Group Ltd.
4740 Agar Drive Richmond
BC V7B 1A3, Canada
Attention: Chief Executive Officer

and to Indemnitee at the address set forth below Indemnitee’s signature hereto. Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.
17.Attorneys’ Fees. In the event any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, except to the extent that, as a part of such action, a court of competent jurisdiction determines that material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), except to the extent that, as a part of such action, the court determines that Indemnitee’s material defenses to such action were made in bad faith or were frivolous.
18.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
* * * * *

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day specified above.

CHC GROUP LTD. a Cayman Islands Company
By:
Name:
Title:
INDEMNITEE an individual

Indemnitee
Address:

41156622 v5